UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2024

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (703) 506-9460

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 16, 2024, CEL-SCI Corporation (the “Company”) issued a press release reporting new data from its concluded Phase 3 study of Multikine® (Leukocyte Interleukin, Injection) were presented at the European Society for Medical Oncology (ESMO) 2024 Congress on Saturday, September 14, 2024 in a poster titled “Prognostic significance of diagnostic staging in treatment naïve, resectable locally advanced primary oral cavity squamous cell carcinoma for neoadjuvant Leukocyte Interleukin Injection immunotherapy”.  This data is highly relevant to the Company’s 212 patient confirmatory Registration Study which has received the U.S. Food and Drug Administration’s (FDA) go-ahead and is currently under preparation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99	Press Release re. ESMO 2024 poster results

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2024

CEL-SCI CORPORATION

By:	/s/ Patricia Prichep
Patricia B. Prichep
Senior Vice President of Operations

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